                                                                EXHIBIT 99(m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $66,698.03
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $54,196.20
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,590.24
- Mortality & Expense Charge****     $   618.95
+ Hypothetical Rate of Return*****     ($728.99)
                                     ----------
=                                    $66,698.02  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 52.46
2       $ 52.47
3       $ 52.48
4       $ 52.49
5       $ 52.50
6       $ 52.51
7       $ 52.53
8       $ 52.54
9       $ 52.55
10      $ 52.56
11      $ 52.57

12      $ 52.58
Total   $630.24

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($61.96)
2        ($61.73)
3        ($61.51)
4        ($61.30)
5        ($61.07)
6        ($60.86)
7        ($60.64)
8        ($60.42)
9        ($60.21)
10       ($59.98)
11       ($59.76)
12       ($59.55)
Total   ($728.99)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $66,698.02
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   44,264  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $80,103.22
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $63,108.43
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,584.11
- Mortality & Expense Charge****     $   699.26
+ Hypothetical Rate of Return*****   $ 3,838.16
                                     ----------
=                                    $   80,103  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 52.04
2       $ 52.04
3       $ 52.03
4       $ 52.02
5       $ 52.02
6       $ 52.01
7       $ 52.01
8       $ 52.00
9       $ 51.99
10      $ 51.99
11      $ 51.98
12      $ 51.98
Total   $624.11

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  316.99
2       $  317.50
3       $  318.02
4       $  318.53
5       $  319.06
6       $  319.57
7       $  320.10
8       $  320.62
9       $  321.15
10      $  321.68
11      $  322.21
12      $  322.74
Total   $3,838.16

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $80,103.22
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   57,669  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $95,819.65
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $73,147.12
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,577.07
- Mortality & Expense Charge****     $   789.71
+ Hypothetical Rate of Return*****   $ 9,599.31
                                     ---------
=                                    $   95,820  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 51.57
2       $ 51.55
3       $ 51.52
4       $ 51.49
5       $ 51.47
6       $ 51.44
7       $ 51.41
8       $ 51.38
9       $ 51.35
10      $ 51.32
11      $ 51.30
12      $ 51.27
Total   $617.07

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  771.53
2       $  776.56
3       $  781.63
4       $  786.73
5       $  791.89
6       $  797.08
7       $  802.31
8       $  807.59
9       $  812.91

10      $  818.27
11      $  823.67
12      $  829.12
Total   $9,599.31

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $95,819.65
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   73,386 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $64,873.72
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $52,812.86
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,063.35
- Mortality & Expense Charge****     $   604.19
+ Hypothetical Rate of Return*****     ($711.60)
                                     ----------
=                                    $   64,874 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 67.85
2       $ 67.87
3       $ 67.89
4       $ 67.90
5       $ 67.92
6       $ 67.94
7       $ 67.95
8       $ 67.97
9       $ 67.99
10      $ 68.01
11      $ 68.02
12      $ 68.04
Total   $815.35

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($60.68)
2        ($60.43)
3        ($60.17)
4        ($59.93)
5        ($59.67)
6        ($59.43)
7        ($59.17)
8        ($58.92)
9        ($58.68)
10       ($58.42)
11       ($58.17)
12       ($57.92)
Total   ($711.60)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $64,873.72

- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   42,440 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $78,009.75
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $61,559.27
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,055.60
- Mortality & Expense Charge****        $683.03
+ Hypothetical Rate of Return*****   $ 3,749.09
                                     ----------
=                                    $   78,010 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 67.33
2       $ 67.32
3       $ 67.32
4       $ 67.31
5       $ 67.31
6       $ 67.30
7       $ 67.30
8       $ 67.29
9       $ 67.29
10      $ 67.28

11      $ 67.28
12      $ 67.27
Total   $807.60

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  310.56
2       $  310.90
3       $  311.23
4       $  311.57
5       $  311.91
6       $  312.25
7       $  312.59
8       $  312.93
9       $  313.27
10      $  313.62
11      $  313.96
12      $  314.30
Total   $3,749.09

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $78,009.73
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   55,576 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $93,419.80
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $71,415.86
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,046.66
- Mortality & Expense Charge****     $   771.86
+ Hypothetical Rate of Return*****   $ 9,382.47
                                     ----------
=                                    $   93,420 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 66.73
2       $ 66.70
3       $ 66.67
4       $ 66.64
5       $ 66.61
6       $ 66.57
7       $ 66.54
8       $ 66.51
9       $ 66.47
10      $ 66.44
11      $ 66.41
12      $ 66.37
Total   $798.66

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  756.09
2       $  760.65
3       $  765.25
4       $  769.89
5       $  774.56
6       $  779.28
7       $  784.03
8       $  788.81
9       $  793.64
10      $  789.51
11      $  803.41
12      $  808.36
Total   $9,382.47

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $93,419.81
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   70,986 (rounded to the nearest dollar)